Exhibit 4.13

EXECUTION VERSION

Dated	13 April	2023

Amendment Agreement

in respect of a

Senior Facilities Agreement dated 24 June 2021

between

Paysafe Group Holdings III Limited

as the Company

Paysafe Group Holdings II Limited

as the Obligors’ Agent

and

J.P. Morgan S.E.

as Agent

White & Case LLP

5 Old Broad Street

London EC2N 1DW

EMEA 133205100

EMEA 133205100

This Amendment Agreement (the “Agreement”) is dated 13 April 2023 and made between:

(1)
PAYSAFE GROUP HOLDINGS III LIMITED, a company incorporated under the laws of England, with registered number 10869332 and having its registered office at Floor 27, 25 Canada Square, London, England, E14 5LQ (the “Company”);
(2)
PAYSAFE GROUP HOLDINGS II LIMITED, a company incorporated under the laws of England, with registered number 10880277 and having its registered office at Floor 27, 25 Canada Square, London, England, E14 5LQ, in its capacity as Obligors’ Agent in accordance with clause 2.5 (Obligors’ Agent) of the Senior Facilities Agreement (for itself and on behalf of each of the Obligors) (hereafter referred to as the “Obligors’ Agent”); and
(3)
J.P. MORGAN S.E. for itself and as agent of the other Finance Parties (the “Agent”).

Whereas:

(A)
Reference is made to the senior facilities agreement dated 24 June 2021 between, among others, the Company, the Obligors’ Agent, the Agent and the Lenders party thereto from time to time (as amended, restated, supplemented, varied and/or extended from time to time, the “Senior Facilities Agreement”).
(B)
The Company wishes, and the other parties agree, to amend the Senior Facilities Agreement on the terms and subject to the conditions set out in this Agreement.
(C)
Pursuant to the Senior Facilities Agreement, the Agent is authorised to effect, on behalf of any other Finance Party, any amendment or waiver permitted by the clause 40 (Amendments and Waivers) of the Senior Facilities Agreement, and having received the requisite consent for the amendments contemplated by this Agreement, the Agent is authorised and instructed to execute this Agreement on behalf of the Finance Parties.
(D)
Pursuant to the Senior Facilities Agreement, the Obligors’ Agent is entering into this agreement for itself and in its capacity as agent of each Obligor in accordance with the Senior Facilities Agreement and is authorised to make such agreements and to effect relevant amendments, supplements and variations capable of being given, made or effected by any Obligor or guarantee, indemnity or security provider, as the case may be.
(E)
It is intended that this Agreement takes effect as a deed notwithstanding the fact that a party may only execute this Agreement under hand.

It is agreed as follows:

1.
Definitions and Interpretation
1.1
Interpretation
(a)
Save as defined in this Agreement, words and expressions defined in the Senior Facilities Agreement shall have the same meanings in this Agreement.
(b)
Clause 1.2 (Construction) of the Senior Facilities Agreement shall be deemed to be incorporated into this Agreement save that references in the Senior Facilities Agreement to “this Agreement” shall be construed as references to this Agreement.
1.2
Definitions

In this Agreement the following expressions shall have the following meanings:

“Amended Senior Facilities Agreement” means the Senior Facilities Agreement as amended by the Amendments.

“Amendments” means the terms set out in the Schedule (The Amendments) hereto. “Effective Date” means the date of this Agreement.

1

EMEA 133205100

2.
Amendment of the Senior Facilities Agreement
2.1
Pursuant to the terms of the Senior Facilities Agreement, each Party consents to the amendment of the Senior Facilities Agreement as contemplated by this Agreement.
2.2
With effect from the Effective Date:
(a)
the Senior Facilities Agreement shall be amended on the terms set out in the Amendments; and
(b)
all references in the Senior Facilities Agreement to “this Agreement” shall include the Senior Facilities Agreement as amended by this Agreement.
2.3
With effect from the Effective Date, the Senior Facilities Agreement and this Agreement shall be read and construed as one document and references in the Senior Facilities Agreement and in each of the Finance Documents to the Senior Facilities Agreement shall be read and construed as references to the Senior Facilities Agreement as amended by this Agreement.
2.4
Each of the Parties agrees and acknowledges that, save as amended by this Agreement, the Senior Facilities Agreement and each Finance Document to which it is a party shall continue in full force and effect.
2.5
The Obligors’ Agent and the Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of “Finance Document” in the Senior Facilities Agreement.

3.
Confirmations
3.1
The Obligors’ Agent, on behalf of each of the members of the Group, Obligors and each other guarantee and indemnity provider (if any), confirms that each of the guarantees and indemnity provisions contained in the Senior Facilities Agreement and each Finance Document to which the Company and each Obligor or guarantee and indemnity provider is a party shall, after giving effect to the amendments effected by this Agreement, on and after the Effective Date:
(a)
continue in full force and effect and extend to the liabilities and obligations of each of the Obligors under the Amended Senior Facilities Agreement and the other Finance Documents (as amended from time to time); and
(b)
subject to the Legal Reservations, continue to constitute legal, valid and binding obligations of the Obligors and each other guarantee and indemnity provider (if any) enforceable in accordance with their terms.
3.2
To the extent necessary under relevant applicable law, the Obligors’ Agent shall, at its own expense, do all such acts and things reasonably necessary or desirable as requested by the Agent to give effect to the amendments effected or to be effected pursuant to this Agreement.
3.3
To the extent necessary under relevant applicable law, the parties agree that no amendment resulting from this Agreement shall constitute a novation under applicable law.

4.
Representations and Warranties
4.1
The Obligors’ Agent represents and warrants to the Agent and to the other Finance Parties that it has been, and remains, appointed and authorised to act as the Obligors’ Agent on behalf of each of the Obligors in accordance with the Senior Facilities Agreement.
4.2
The Company, for itself and the Obligors’ Agent, on behalf of the Obligors, jointly and severally, on the Effective Date, makes the Repeating Representations as if references to “the Finance Documents” in those Repeating Representations were references to this Agreement and the Amended Senior Facilities Agreement.

2

EMEA 133205100

5.
Costs and Expenses

The provisions of clause 22 (Costs and Expenses) of the Senior Facilities Agreement shall apply to this Agreement as if it were expressly set out in this Agreement with the necessary changes being made and with each reference in the Senior Facilities Agreement to “this Agreement” being construed as references to this Agreement.

6.
Incorporation of Terms

The terms of clauses 1.6 (Third party rights), 36 (Notices), 38 (Partial Invalidity) and 39 (Remedies and Waivers) of the Senior Facilities Agreement shall be deemed to be incorporated into this Agreement save that references in the Senior Facilities Agreement to “this Agreement” and “the Finance Documents” shall be construed as references to this Agreement.

7.
Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.
Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

9.
Enforcement - Jurisdiction of English Courts
9.1
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).
9.2
The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

3

EMEA 133205100

Schedule

The Amendments

On the Effective Date, the Senior Facilities Agreement shall be deemed to be amended as follows:

(1)
in clause 1.1 (Definitions), the following definitions shall be added in alphabetical order:

“Effective Date” means	13 April	2023.

“Historic Term SOFR” means, in relation to any Term SOFR Loan, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan and which is as of a day which is no more than three (3) US Government Securities Business Days before the Quotation Day.

“Interpolated Term SOFR” means, in relation to any Term SOFR Loan, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between:

(a)
either:
(i)
the applicable Term SOFR (as of the Specified Time on the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Term SOFR Loan; or
(ii)
if no such Term SOFR is available for a period which is less than the Interest Period of that Term SOFR Loan, the most recent applicable SOFR identified by the Agent on the Quotation Day; and
(b)
the applicable Term SOFR (as of the Specified Time on the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Term SOFR Loan.

“SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Term Credit Adjustment Spread” means:

(a)
in relation to any Initial Revolving Facility Loan, 0.10% per annum;
(b)
in relation to any Facility B1 Loan, the percentage per annum specified below in respect of the relevant Interest Period, as determined in accordance with the table below:

Length of Interest Period	Term Credit Adjustment Spread (percentage rate per annum)
One week	0.03839%
One Month or less but greater than one week	0.11448%
Two Months or less but greater than one Month	0.18456%

Three Months or less but greater than two Months	0.26161%
Six Months or less but greater than three Months	0.42826%
12 Months or less but greater than six Months	0.71513%

(c)
in relation to any Incremental Facility Loan, the percentage specified in the relevant

EMEA 133205100

Incremental Facility Increase Notice.

“Term Reference Rate” means:

(a)
in relation to any Term Rate Loan in USD, LIBOR;
(b)
in relation to any Term Rate Loan in euro, EURIBOR; or
(c)
in relation to any Term Rate Loan in CAD, CDOR.

“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Term SOFR Loan” means any Loan or, if applicable, Unpaid Sum denominated in USD which is, or has become a “Term SOFR Loan” pursuant to Clause 16.8 (Switch to Term SOFR Reference Rate), to the extent that it is not, or has not become a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 16.1A (Unavailability of Term SOFR).

“Term SOFR Reference Rate” means, in relation to any Term SOFR Loan:

(a)
the applicable Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan; or
(b)
as otherwise determined pursuant to Clause 16.1A (Unavailability of Term SOFR),

and if, in either case, the aggregate of that rate and the applicable Term Credit Adjustment Spread is (i) in the case of the Initial Revolving Facility, less than zero, the aggregate of the Term SOFR Reference Rate and the applicable Term Credit Adjustment Spread shall be deemed to be zero, (ii) in the case of Facility B1, is less than 0.50% per annum, the aggregate of the Term SOFR Reference Rate and the applicable Term Credit Adjustment Spread shall be deemed to be 0.50% per annum and (iii) in the case of any Incremental Facility, less than the percentage rate per annum specified in the relevant Incremental Facility Increase Notice (including, in the case of any Incremental Facility Increase Notice entered into prior to the Effective Date, the percentage rate per annum equal to any “LIBOR Floor Rate” specified in that Incremental Facility Increase Notice) (the “Term SOFR Floor Rate”), the aggregate of the Term SOFR Reference Rate and the applicable Term Credit Adjustment Spread shall be deemed to be the relevant Term SOFR Floor Rate.

“US Government Securities Business Day” means any day other than:

(a)
a Saturday or a Sunday or other day on which commercial banks are authorised to close under the laws of, or are in fact closed in, New York; and
(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.
(2)
in clause 1.1 (Definitions), the following definitions shall be deleted in their entirety and replaced as follows:

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and:

(a)
(in relation to any date for payment or purchase of, or the fixing of an interest rate in relation to, a currency other than euro) the principal financial centre of the country of that currency;
(b)
(in relation to any date for payment or purchase of euro) any TARGET Day;

EMEA 133205100

(c)
(in relation to any fixing of an interest rate using Term SOFR), which is a US Government Securities Business Day; or
(d)
(in relation to:
(i)
any date for payment or purchase of a Compounded Rate Currency;
(ii)
the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise, or in relation to the determination of the length of such an Interest Period; or
(iii)
the Lookback Period for a Compounded Rate Currency),

an Additional Business Day relating to that currency or that Loan.

“Compounded Rate Currency” means GBP and, in circumstances where Term SOFR is unavailable in accordance with the terms of Clause 16.1A (Unavailability of Term SOFR), USD.

“Compounded Rate Loan” means any Loan or, if applicable, Unpaid Sum in GBP or any other Compounded Rate Currency which is, or becomes a “Compounded Rate Loan” pursuant to Clause 14 (Interest) or Clause 16.1A (Unavailability of Term SOFR).

“Quotation Day” means, in relation to any period for which an interest rate in respect of a Term Rate Loan is to be determined:

(a)
(if the currency is USD) two US Government Securities Business Days before the first day of that period;
(a)
(if the currency is euro) two TARGET Days before the first day of that period; or
(b)
(for any other currency) two Business Days before the first day of that period,

(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

“Quoted Tenor” means in relation to Term SOFR or any Screen Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Relevant Market” means:

(a)
subject to paragraph (b) below:
(i)
in relation to euro, the European interbank market;
(ii)
in relation to USD, the market for overnight cash borrowings collateralised by US Government securities;
(iii)
in relation to CAD, the market for Canadian bankers’ acceptances; and
(iv)
in relation to any other currency, the London interbank market; and
(b)
in relation to a Compounded Rate Currency, the market specified as such in the applicable Compounded Rate Terms.
(3)
All references to “Relevant Interbank Market” in the Senior Facilities Agreement shall be replaced with “Relevant Market”.

EMEA 133205100

(4)
In Clause 14 (Interest), Clause 14.1 (Calculation of interest – Term Rate Loan) shall be deleted in its entirety and replaced as follows:

Clause 14.1 Calculation of interest – Term Rate Loan

The rate of interest on each Term Rate Loan (other than a Term SOFR Loan) for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)
Margin; and
(b)
Term Reference Rate.

Clause 14.1A Calculation of interest – Term SOFR Loans

The rate of interest on each Term SOFR Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)
Margin;
(b)
Term SOFR Reference Rate determined for that Interest Period; and
(c)
Term Credit Adjustment Spread.
(5)
In Clause 16 (Changes to the Calculation of interest), Clause 16.1A (Unavailability of Term SOFR) shall be added after Clause 16.1 (Unavailability of Screen Rate – Term Rate Loans) and prior to Clause 16.2 (Calculation of Base Reference Bank Rate), as follows:

Clause 16.1A Unavailability of Term SOFR

(a)
Interpolated Term SOFR: If no Term SOFR is available for the Interest Period of a Term SOFR Loan, the applicable Term SOFR Reference Rate shall be the Interpolated Term SOFR for a period equal in length to the Interest Period of that Term SOFR Loan.
(b)
Historic Term SOFR: If no Term SOFR is available for the Interest Period of a Term SOFR Loan and it is not possible to calculate the Interpolated Term SOFR, the applicable Term SOFR Reference Rate shall be the Historic Term SOFR for that Term SOFR Loan.
(c)
Compounded SOFR Reference Rate: If paragraph (b) above applies but no Historic Term SOFR is available for the Interest Period of the Term SOFR Loan then:
(i)
there shall be no Term SOFR Reference Rate for that Loan for that Interest Period and Clause 14.1A (Calculation of interest – Term SOFR Loans) will not apply to that Loan for the relevant Interest Period; and
(ii)
that Loan shall be a “Compounded Rate Loan” for the relevant Interest Period and Clause 14.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period.
(6)
In Clause 16 (Changes to the Calculation of interest), Clause 16.4 (Market disruption) shall be deleted in its entirety and replaced as follows

Clause 16.4 Market disruption

(a)
In the case of a Term Rate Loan, if before close of business in London on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40% of that Loan) that the cost to it of funding its participation in that Loan from the wholesale market for the relevant currency would be in excess of EURIBOR, LIBOR, CDOR or Term SOFR (as applicable) there shall be no EURIBOR, LIBOR, CDOR or Term SOFR for that Loan and Clause 16.5 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

EMEA 133205100

(b)
In the case of a Compounded Rate Loan, if:
(i)
a Market Disruption Rate is specified in the Compounded Rate Terms for that Loan; and
(ii)
before the Reporting Time for that Loan, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 40% of that Loan) that the cost to it of funding its participation in that Loan from the wholesale market for the relevant currency would be in excess of that Market Disruption Rate, then Clause 16.5 (Cost of funds) shall apply to that Loan for the relevant Interest Period.

(7)
In Clause 16.5 (Cost of funds), paragraph (a) shall be deleted in its entirety and replaced as follows:

Clause 16.5 Cost of funds

(a)
If this Clause 16.5 applies to a Loan for an Interest Period, neither Clause 14.1 (Calculation of interest – Term Rate Loans), Clause 14.1A (Calculation of interest – Term SOFR Loans) nor Clause 14.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:
(i)
the applicable Margin; and
(ii)
(A)
in relation to a Term Rate Loan, the weighted average of the rates notified to the Agent by each Lender by close of business on the date falling two Business Days after the Rate Fixing Day (or, if earlier, on the date falling five Business Days before the date on which interest is due to be paid in respect of that Interest Period); or
(B)
in relation to a Compounded Rate Loan, by the Reporting Time for that Loan,

to be that which expresses as a percentage rate per annum the average cost to the relevant Lender (determined either on an actual or a notional basis) of funding its participation in that Loan from whatever source it may reasonably select, provided that such Lender confirms (for the benefit of the Group) to the Agent that such percentage rate per annum represents the cost to the relevant Lender of funding its participation in that currency under other syndicated credit facilities involving similarly situated borrowers under which that Lender is a lender.

(8)
In Clause 16.5 (Cost of funds), paragraph (d) shall be deleted in its entirety and replaced as follows:
(d)
If this Clause 16.5 applies pursuant to Clause 16.4 (Market Disruption) and:
(i)
in relation to a Term Rate Loan:
(A)
a Lender’s Funding Rate is less than EURIBOR in relation to any Loan in EUR, LIBOR in relation to any Loan in USD (other than a Term SOFR Loan), CDOR in relation to any Loan in CAD or Term SOFR plus the applicable Term Credit Adjustment Spread in relation to any Term SOFR Loan; or
(B)
a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

EMEA 133205100

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes (a) above, to be EURIBOR in relation to any Loan in EUR, LIBOR in relation to any Loan in USD (other than a Term SOFR Loan), CDOR in relation to any Loan in CAD or Term SOFR plus the applicable Term Credit Adjustment Spread in relation to any Term SOFR Loan; or

(ii)
in relation to a Compounded Rate Loan:
(A)
a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or
(B)
a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(9)
In Clause 16 (Changes to the Calculation of interest), the following paragraph shall be added after Clause 16.7 (Break Costs) as follows:

Clause 16.8 Switch to Term SOFR Reference Rate

(a)
Subject to paragraph (b) below, on and from the Effective Date:
(i)
use of the Term SOFR Reference Rate will replace the use of LIBOR for the calculation of interest for Loans in USD: and
(ii)
any Loan or Unpaid Sum in USD shall be a “Term SOFR Loan” and Clause 14.1A (Calculation of interest – Term SOFR Loans) shall apply to each such Loan or Unpaid Sum.
(b)
If the Effective Date falls before the last day of an Interest Period for a Loan in USD:
(i)
that Loan shall continue to be a Term Rate Loan (other than a Term SOFR Loan) for that Interest Period and Clause 14.1 (Calculation of interest – Term Rate Loans) shall continue to apply to that Loan for that Interest Period; and
(ii)
on and from the first day of the next Interest Period (if any) for that Loan:
(A)
that Loan shall be a “Term SOFR Loan”; and
(B)
Clause 14.1A (Calculation of interest – Term SOFR Loans) shall apply to that Loan.
(10)
In Clause 40.5 (Changes to reference rates), paragraph (b) shall be deleted in its entirety and replaced with “[reserved]”.
(11)
In paragraph (c) of Clause 40.5 (Changes to reference rates), the reference to “LIBOR” shall be deleted in its entirety and replaced with “the RFR”.
(12)
In paragraph (i) of Clause 40.5 (Changes to reference rates), the following paragraph shall be deleted in its entirety:

(i) (…)

For the avoidance of doubt, the Parties agree that no Published Rate Replacement Event shall be deemed to have occurred on or prior to the date of this Agreement in respect of any Published Rate in respect of USD.

EMEA 133205100

(13)
In paragraph (i) of Clause 40.5 (Changes to reference rates), the following definition shall be deleted in its entirety and replaced as follows:

“Published Rate” means:

(a)
SOFR;
(b)
the Term SOFR for any Quoted Tenor;
(c)
an RFR; or
(d)
the Screen Rate for any Quoted Tenor.
(14)
The ninth row in Part 1 (Loans) of Schedule 9 (Timetables) shall be deleted in its entirety and replaced as follows:

	Loans in EUR	Loans in GBP	Loans in USD	Loans in other currencies
Term SOFR or EURIBOR is fixed	Quotation Day as of 11:00am (CET) in respect of EURIBOR		Quotation Day as of 11:00am (New York time) in respect of Term SOFR

(15)
The existing paragraphs in Schedule 20 (Compounded Rate Terms) shall be renamed as Part 1 (GBP) and Part 2 (USD) shall be added in Schedule 20 (Compounded Rate Terms) after Part 1 (GBP) as follows:

EMEA 133205100

Part 2
Dollars

Cost of funds as a fallback
Cost of funds will apply as a fallback.
Definitions
Additional Business Days:	US Government Securities Business Day
Break Costs:	None specified. Clause 12.5 (Prepayments of Compounded Rate Loans) shall apply.
Business Day Conventions	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)
subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)
If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(a) The short-term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or
(b) if that target is not a single figure, the arithmetic mean of:
(i) the upper bound of the short- term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

1

EMEA 133205100

(ii) the lower bound of that target range.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20% trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees with the Parent to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees with the Parent to do so in place of the Agent) of:

(a)
the RFR for that RFR Banking Day; and
(b)
the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Credit Adjustment Spread
(a)
In relation to any Initial Revolving Facility Loan, 0.10% per annum;
(b)
in relation to any Facility B1 Loan, the percentage per annum specified below in respect of the relevant Interest Period, as determined in accordance with the table below:

Length of Interest Period	Credit Adjustment Spread (percentage rate per annum)
One week	0.03839%
One Month or less but greater than one week	0.11448%
Two Months or less but greater than one Month	0.18456%
Three Months or less but greater than two Months	0.26161%
Six Months or less but greater than three Months	0.42826%
12 Months or less but greater than six Months	0.71513%

(c) in relation to any Incremental Facility Loan, the percentage specified in the relevant Incremental Facility Increase Notice.
Daily Rate:	The “Daily Rate” for any RFR Banking Day is:
(a) the RFR for that RFR Banking Day; or
(b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

2

EMEA 133205100

(i) the Central Bank Rate for that RFR Banking Day ; and
(ii) the applicable Central Bank Rate Adjustment; or
(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:
(i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and
(ii) the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places and if, in either case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

Lookback Period:	Five RFR Banking Days.
Market Disruption Rate:	The Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan.
Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.
Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.
RFR:

The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:	Any day other than:
(a) a Saturday or Sunday or other day on which commercial banks are authorised to close under the laws of, or are in fact closed in, New York; and

(b)
a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Interest Periods
Length of Interest Period in absence of selection (paragraph (c) of Clause 15.1 (Selection of Interest Periods and Terms)):	The same Interest Period applicable to the Term SOFR Loan prior to the Loan becoming a “Compounded Rate Loan” under paragraph (c)(i) of Clause 16.1A (Unavailability of Term SOFR).

3

EMEA 133205100

Periods capable of selection as Interest Periods (paragraph (d) of Clause 15.1 (Selection of Interest Periods and Terms)):

N/A – Interest Periods not capable of selection when the Loan is a “Compounded Rate Loan”. For the avoidance of doubt, the same Interest Period applicable to the Term SOFR Loan prior to the Loan becoming a “Compounded Rate Loan” under paragraph (c)(i) of Clause 16.1A (Unavailability of Term SOFR) shall continue to apply.

Reporting Times
Deadline for Lenders to report market disruption in accordance with Clause 16.4 (Market disruption)	Close of business in London on the Reporting Day for the relevant Loan.
Deadline for Lenders to report their cost of funds in accordance with Clause 16.5 (Cost of funds)

Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

(16)
In Schedule 21 (Daily Non-Cumulative Compounded RFR Rate), the following paragraph shall be deleted in its entirety and replaced as follows:

“dcc” means:

(a)
in respect of a Compounded Rate Loan denominated in GBP, 365; and
(b)
in respect of a Compounded Rate Loan denominated in USD, 360,

or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

4

EMEA 133205100

Signatories
Signed as a deed by:
THE COMPANY
PAYSAFE GROUP HOLDINGS III LIMITED
By:	/s/ Elliott Wiseman
Name:	Elliott Wiseman
Title:	Director

Witness’s Signature	/s/ Harpal O' Shea
Name:	Harpal O' Shea
Address:	Level 27, 25 Canada Square, London E14 5LQ
Occupation:	Executive Legal Assistant

Paysafe - Amendment Agreement to Facilities Agreement

THE OBLIGORS’ AGENT
PAYSAFE GROUP HOLDINGS II LIMITED
By:	/s/ Elliott Wiseman
Name:	Elliott Wiseman
Title:	Director

Witness’s Signature	/s/ Harpal O' Shea
Name:	Harpal O' Shea
Address:	Level 27, 25 Canada Square, London E14 5LQ
Occupation:	Executive Legal Assistant

Paysafe - Amendment Agreement to Facilities Agreement

THE AGENT
J.P. MORGAN S.E.
By:	/s/ Karolina Glinka
Name:	Karolina Glinka
Title:	Vice President

Paysafe - Amendment Agreement to Facilities Agreement